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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 1, 1997 with respect to the financial statements of Fred B. Barbara Companies and our report dated February 26, 1997 (except as to Note 5 for which the date is March 21, 1997 and except as to Note 10 for which the date is March 25, 1997) with respect to the financial statements of American Disposal Services, Inc. in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-36389) and the related Prospectus of American Disposal Services, Inc. for the registration of up to 6,325,000 shares of its common stock.


    We also consent to the incorporation by reference therein of our report dated March 17, 1997 with respect to the financial statements of Liberty Disposal, Inc. for the years ended December 31, 1995 and 1996 included in the Current Report on Form 8-K dated May 29, 1997 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


Chicago, Illinois
October 20, 1997